Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2008
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 9, 2009 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and year ended December 31, 2008.

Financial Results for the Three Months and Year Ended December 31, 2008

Comstock reported a net loss of $96.4 million or $2.15 per share for the three months ended December 31, 2008 as compared to 2007's fourth quarter net income of $21.7 million or $0.48 per diluted share.  Results for the fourth quarter of 2008 include impairment charges of $162.7 million ($105.8 million after income taxes or $2.33 per share) related to the Company's investment in Stone Energy Corporation ("Stone") and a $0.9 million ($0.6 million after tax or $.01 per diluted share) related to its oil and gas properties.  Excluding these impairment charges, net income for the fourth quarter of 2008 would be $10.0 million or $0.22 per diluted share.  Comstock's income from continuing operations in the fourth quarter of 2007 was $13.2 million or $0.30 per diluted share.

The fourth quarter operating results were impacted by continued production growth and declining market prices for crude oil and natural gas.  Comstock's production from its continuing onshore operations in the fourth quarter of 2008 increased 23% to 15.1 billion cubic feet equivalent of natural gas ("Bcfe") as compared to production of 12.2 Bcfe in the fourth quarter of 2007.  The fourth quarter average daily production rate of 164 million cubic feet of natural gas equivalent ("Mmcfe") was slightly higher than the third quarter 2008 production rate of 163 Mmcfe per day.  Comstock's realized oil prices in the fourth quarter of 2008 declined to $52.16 per barrel, 31% lower than the $76.10 per barrel in 2007's fourth quarter.  Oil prices in the fourth quarter of 2008 were substantially lower than the $105.15 per barrel realized during the third quarter of 2008.  Natural gas prices realized in the fourth quarter of 2008 averaged $6.44 per Mcf, 10% lower than the $7.15 per Mcf realized in 2007.  Natural gas prices in the fourth quarter of 2008 were also substantially less than the $10.16 per Mcf realized during the third quarter of 2008.  Oil and gas sales in the fourth quarter of 2008 of $100.2 million increased 5% from 2007's fourth quarter sales of $95.5 million as the 23% production increase was largely offset by lower crude oil and natural gas prices.  Operating cash flow (before changes in working capital accounts) generated by Comstock's continuing operations in 2008's fourth quarter of $79.5 million increased 26% over 2007's fourth quarter operating cash flow of $62.9 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses from continuing operations, of $71.5 million in 2008's fourth quarter was comparable to 2007's fourth quarter EBITDAX from continuing operations of $72.3 million.

Comstock reported net income of $252.0 million or $5.53 per diluted share for the year ended December 31, 2008 as compared to 2007's net income of $68.9 million or $1.54 per diluted share.  Income from continuing operations for 2008 was $58.2 million or $1.28 per diluted share as compared to income from continuing operations of $45.6 million or $1.03 per diluted share for 2007.  Excluding the impairment charges related to the investment in Stone and its oil and gas properties, and the $26.6 million gain recognized on sale of certain onshore oil and gas properties ($17.3 million after income taxes or $0.38 per diluted share), Comstock's income from continuing operations for 2008 was $147.6 million or $3.25 per diluted share.

The full year 2008 financial results reflect overall higher oil and natural gas prices combined with the Company's strong production growth in 2008.  Comstock's continuing onshore production in 2008 increased 32% to 59.9 Bcfe as compared to production of 45.3 Bcfe in 2007.  Realized oil prices in 2008 averaged $87.15 per barrel, 43% higher than the $60.96 per barrel realized in 2007.  Natural gas prices in 2008 averaged $8.83 per Mcf, 28% higher than the $6.89 per Mcf realized in 2007.  Oil and gas sales of $563.7 million during 2008 increased 70% from 2007's sales of $331.6 million.  Operating cash flow (before changes in working capital accounts) generated by Comstock's continuing operations in 2008 of $438.2 million increased 103% from 2007's cash flow from continuing operations of $215.5 million.  EBITDAX from continuing operations of $458.7 million in 2008 increased 83% over 2007's EBITDAX from continuing operations of $250.8 million.

Comstock's offshore operations represented by its ownership in Bois d'Arc Energy, Inc. ("Bois d'Arc") are reflected as discontinued operations in the 2008 financial results due to the sale of Bois d'Arc to Stone in August 2008.  For the year ended December 31, 2008, Bois d'Arc contributed $35.6 million or 77¢ per diluted share to net income as compared to $23.3 million or 51¢ per diluted share in 2007.  Comstock recognized a gain of $158.1 million after tax ( $3.48 per diluted share) in the third quarter in connection with the sale.  Comstock received $439.9 million in cash and 5,317,069 shares of Stone common stock for its stake in Bois d'Arc.

2008 Drilling Results

Comstock also announced the results of its 2008 onshore drilling program.  In 2008 Comstock drilled 136 wells (75.7 net).  132 (74.2 net) of the wells drilled were successful and four (1.5 net) were dry holes.

Comstock drilled 114 successful wells (61.5 net) in its East Texas / North Louisiana region which have been tested at an average per well initial production rate of 2.8 Mmcfe per day.  One well (.3 net) was unsuccessful.  Wells drilled in this region in 2008 include 37 wells (11.2 net) drilled in the Hico Knowles – Terryville area of North Louisiana.  All of these wells have been completed and had initial production rates which averaged 3.5 Mmcfe per day.  Comstock has also drilled 45 wells (34.2 net) in its Logansport field in North Louisiana.  Forty-one of these wells have been completed with initial production rates which averaged 2.1 Mmcfe per day.  Comstock's 2008 drilling program in this region includes seven successful horizontal Cotton Valley wells drilled in its Waskom and Blocker fields in Harrison County, Texas.  Five of these wells have been completed with a per well average initial production rate of 7.1 Mmcfe per day.  Comstock's average working interest in these wells is 83%.

Other activity in the East Texas / North Louisiana region relates to the Company's emerging Haynesville shale play.  Comstock has 86,032 (70,504 net) acres that are prospective for Haynesville shale development in this region.  The Company has completed two horizontal wells and has an additional eight wells in progress.  The BSMC La 7 #1H well in the Toledo Bend North field was successfully completed in December 2008 with an initial production rate of approximately 9 Mmcfe per day.  Comstock has an 88% working interest in this well.  Comstock has a 22% interest in the successful R. F. Gamble 24 #1H, which was recently completed and with an initial production rate of approximately 14 Mmcfe per day.  Comstock is currently completing three Haynesville horizontal wells.  Comstock's second operated horizontal Haynesville well is the Collins La 15 #1H in the Logansport field.  This well was drilled to a total vertical depth of 11,350 feet with a 4,200 foot lateral.  This well's completion has been delayed due to mechanical problems.  The Company is completing the Bogue A #6H well in the Waskom field.  This well reached an 11,400 foot vertical depth with a 4,000 foot lateral extension.  The Company is also completing the Hart #1H in the Logansport field which reached an 11,500 foot vertical depth with a 4,000 foot horizontal extension.  The Company is currently drilling five Haynesville horizontal wells.  The Green #13H in the Blocker field reached an 11,650 foot vertical depth and the Company is currently drilling this well's 3,700 foot lateral.  The Headrick #1H in Bethany-Longstreet field has reached a vertical depth of 11,850 feet and its 4,000 foot lateral is currently being drilled.  The Holmes A #1H in Logansport field is currently drilling at a vertical depth of approximately 11,000 feet.  Comstock is also drilling the Moneyham #7H in Longwood field which is currently drilling at a vertical depth approaching 11,000 feet.  Comstock has also finished drilling the 11,730 foot vertical section of the BSMC La 12 #1H well in the Toledo Bend North field.

During 2008, in South Texas Comstock drilled 18 wells (13.4 net), 15 (12.2 net) of which were successful.  Fourteen of the successful wells had an average per well initial production rate of 4.3 Mmcfe per day.  Four of the successful wells were in the Las Hermanitas field in Duval County, Texas, six were in the Javelina Field in Hidalgo County, three were in the Ball Ranch field, and one was in the Lorenz Ranch field.  Comstock also had a successful well in the Fandango field in Zapata County, Texas.  The Leyendecker #10 well was drilled to a total depth of 16,200 feet in the Fandango field.  The Company has a 100% interest and is currently finishing this well's multiple stage completion.  Subsequent to the success of the Leyendecker #10, Comstock has two additional wells underway in the Fandango field.  Comstock has drilled the Muzza #13 to a 16,300 foot vertical depth and is currently drilling the Trevino #3 to a planned vertical depth of 14,900 feet.  Both of these wells appear to have encountered the targeted Wilcox sands and will be completed.

Comstock also had two (0.3 net) successful wells drilled in the San Juan Basin and one (0.2 net) successful well drilled in the Anadarko Basin during the year.

2009 Drilling Budget

Comstock also announced that it is reducing its 2009 drilling budget from $450 million to $366 million in response to weak natural gas prices.  The revised budget has Comstock drilling approximately 41 (34.8 net) wells in 2009.  The 2009 drilling program will continue to be focused on the Company's higher return opportunities, including its extensive acreage position in the Haynesville Shale.  Comstock's East Texas/North Louisiana operating region accounts for the largest portion of the revised 2009 budget with forecasted expenditures of $319 million. Comstock has budgeted to drill 36 (31.4 net) wells in this region in 2009, which includes thirty (25.8 net) Haynesville Shale horizontal wells and two (1.6 net) Cotton Valley horizontal wells.  Comstock expects to spend $47 million in its South Texas region to drill five (3.4 net) wells in 2009.

Comstock Fourth Quarter and Annual 2008 Earnings Conference Call

Comstock has scheduled a conference call for Tuesday, February 10, 2009 at 9:30 a.m. CST (10:30 a.m. EST) to discuss fourth quarter and annual 2008 financial and operating results.  To access, dial (800) 599-9795 before the call begins.  Please reference Passcode 13456712.  International callers may also participate by dialing (617) 786-2905.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until Tuesday, February 17, 2009.  To access the replay, please dial (888) 286-8010 and reference Passcode 42281507.  International callers may listen to a playback by dialing (617) 801-6888.  In addition, the call will be webcast live on Comstock's website at http://www.comstockresources.com.  A replay of the call will also be available on that site.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenues:
Oil and gas sales	$100,154	$95,519	$563,749	$331,613
Gain on sales of assets	—	—	26,560	—

Operating expenses:
Oil and gas operating	20,610	16,082	86,730	64,791
Exploration	—	3,388	5,032	7,039
Depreciation, depletion and amortization	50,309	34,328	182,179	125,349
Oil and gas property impairment	922	—	922	482
General and administrative, net	11,938	10,312	32,266	27,813

Total operating expenses	83,779	64,110	307,129	225,474

Operating income from continuing operations	16,375	31,409	283,180	106,139

Other income (expenses):
Interest income	584	233	1,537	877
Other income	32	28	119	144
Interest expense	(2,088)	(9,461)	(25,336)	(32,293)
Marketable securities impairment	(162,672)	—	(162,672)	—

Total other income (expenses)	(164,144)	(9,200)	(186,352)	(31,272)

Income (loss) from continuing operations before income taxes	(147,769)	22,209	96,828	74,867
Benefit from (provision for) income taxes	51,392	(9,043)	(38,611)	(29,223)

Income (loss) from continuing operations	(96,377)	13,166	58,217	45,644

Income from discontinued operations after income taxes and minority interest	—	8,532	193,745	23,257
Net income (loss)	$(96,377)	$21,698	$251,962	$68,901

Basic net income (loss) per share:
Continuing operations	$(2.15)	$0.30	$1.31	$1.05
Discontinued operations	—	0.20	4.35	0.54
	$(2.15)	$0.50	$5.66	$1.59
Diluted net income (loss) per share:
Continuing operations	$(2.15)	$0.30	$1.28	$1.03
Discontinued operations	—	0.18	4.25	0.51
	$(2.15)	$0.48	$5.53	$1.54
Weighted average shares outstanding:
Basic	44,751	43,544	44,524	43,415
Diluted	44,751 (1)	44,583	45,440	44,405

(1) Diluted shares outstanding are the same as basic due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

OPERATING CASH FLOW:
Income (loss) from continuing operations	$(96,377)	$13,166	$58,217	$45,644
Reconciling items:
Deferred income taxes	(41,551)	8,903	43,620	25,543
Dry hole costs and lease impairments	—	3,388	4,113	6,846
Depreciation, depletion and amortization	50,309	34,328	182,179	125,349
Gain on sale of assets	—	—	(26,560)	—
Marketable securities impairment	162,672	—	162,672	—
Oil and gas properties impairment	922	—	922	482
Debt issuance cost amortization	202	202	810	810
Stock-based compensation	3,295	2,884	12,263	10,789
Operating cash flow	79,472	62,871	438,236	215,463
Excess tax benefit from stock-based compensation	—	(5,920)	(8,805)	(6,522)
Decrease (increase) in accounts receivable	21,156	(5,856)	6,418	(11,605)
Decrease (increase) in other current assets	(888)	2,527	(9,646)	(230)
Increase (decrease) in accounts payable and accrued expenses	19,757	(942)	24,330	4,433
Net cash provided by operating activities from continuing operations	$119,497	$52,680	$450,533	$201,539

EBITDAX:
Income (loss) from continuing operations	$(96,377)	$13,166	$58,217	$45,644
Gain on sales of assets	—	—	(26,560)	—
Interest expense	2,088	9,461	25,336	32,293
Income tax expense	(51,392)	9,043	38,611	29,223
Depreciation, depletion and amortization	50,309	34,328	182,179	125,349
Marketable securities impairment	162,672	—	162,672	—
Oil and gas properties impairment	922	—	922	482
Stock-based compensation	3,295	2,884	12,263	10,789
Exploration	—	3,388	5,032	7,039
EBITDAX from continuing operations	$71,517	$72,270	$458,672	$250,819

	As of December 31,
	2008	2007

Balance Sheet Data:
Cash and cash equivalents	$6,281	$5,565
Other current assets	74,879	52,638
Marketable securities	48,868	—
Property and equipment, net	1,444,715	1,310,559
Assets of discontinued operations	—	981,682
Other	3,147	3,943
Total assets	$1,577,890	$2,354,387

Accounts payable and accrued expenses	$114,455	$83,467
Long-term debt	210,000	680,000
Deferred income taxes	185,870	92,088
Asset retirement obligation	5,480	7,512
Liabilities and minority interest of discontinued operations	—	719,676
Stockholders' equity	1,062,085	771,644
Total liabilities and stockholders' equity	$1,577,890	$2,354,387

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2008					For the Three Months Ended December 31, 2007
	East Texas/					East Texas/
	North	South				North	South
	Louisiana	Texas	Other	Total		Louisiana	Texas	Other	Total
Oil production (thousand barrels)	73	37	124	234		40	56	146	242
Gas production (million cubic feet – Mmcf)	7,927	4,903	830	13,660		6,559	3,364	846	10,769
Total production (Mmcfe)	8,365	5,126	1,577	15,068		6,800	3,702	1,724	12,226

Oil sales	$4,477	$2,252	$5,509	$12,238		$3,552	$5,068	$9,861	$18,481
Gas sales	51,285	29,668	4,415	85,368		46,133	25,117	5,788	77,038
Gas hedging gains	—	2,548	—	2,548		—	—	—	—
Total gas sales	51,285	32,216	4,415	87,916		46,133	25,117	5,788	77,038
Total oil and gas sales	$55,762	$34,468	$9,924	$100,154		$49,685	$30,185	$15,649	$95,519

Average oil price (per barrel)	$61.30	$60.68	$44.26	$52.16		$88.80	$90.50	$67.54	$76.10
Average gas price (per thousand cubic feet – Mcf)	$6.47	$6.05	$5.32	$6.25		$7.03	$7.47	$6.84	$7.15
Average gas price including hedging (per Mcf)	$6.47	$6.57	$5.32	$6.44		$7.03	$7.47	$6.84	$7.15
Average price (per Mcf equivalent)	$6.67	$6.23	$6.29	$6.48		$7.31	$8.15	$9.08	$7.81
Average price including hedging (per Mcf equivalent)	$6.67	$6.72	$6.29	$6.65		$7.31	$8.15	$9.08	$7.81
Lifting cost(1)	$10,888	$5,366	$4,356	$20,610	(1)	$6,710	$4,772	$4,600	$16,082	(1)
Lifting cost (per Mcf equivalent)	$1.30	$1.05	$2.76	$1.37		$0.99	$1.29	$2.67	$1.32

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—	$—	$—		$—	$160,101	$—	$160,101
Leasehold costs	7,711	547	67	8,325		576	789	71	1,436
Exploratory drilling	43,544	12,170	2,221	57,935		—	3,916	(51)	3,865
Development drilling	33,269	14,922	31	48,222		56,454	11,922	2,111	70,487
Other development	3	1,320	97	1,420		798	1,710	515	3,023
Total	$84,527	$28,959	$2,416	$115,902		$57,828	$178,438	$2,646	$238,912

(1) Includes production taxes of $1,755 and $3,319 for the three months ended December 31, 2008 and 2007, respectively.

	For the Year Ended December 31, 2008				For the Year Ended December 31, 2007
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	299	179	531	1,009	162	214	632	1,008
Gas production (million cubic feet – Mmcf)	29,322	21,536	3,009	53,867	24,407	11,790	3,034	39,231
Total production (Mmcfe)	31,117	22,611	6,195	59,923	25,378	13,077	6,827	45,282

Oil sales	$29,690	$18,264	$40,003	$87,957	$11,052	$15,189	$35,233	$61,474
Gas sales	263,740	192,661	24,201	480,602	164,926	85,427	19,786	270,139
Gas hedging losses	—	(4,810)	—	(4,810)	—	—	—	—
Total gas sales	263,740	187,851	24,201	475,792	164,926	85,427	19,786	270,139
Total oil and gas sales	$293,430	$206,115	$64,204	$563,749	$175,978	$100,616	$55,019	$331,613

Average oil price (per barrel)	$99.23	$101.96	$75.34	$87.15	$68.22	$70.98	$55.75	$60.96
Average gas price (per thousand cubic feet – Mcf)	$8.99	$8.95	$8.04	$8.92	$6.76	$7.25	$6.52	$6.89
Average gas price including hedging (per Mcf)	$8.99	$8.72	$8.04	$8.83	$6.76	$7.25	$6.52	$6.89
Average price (per Mcf equivalent)	$9.43	$9.33	$10.36	$9.49	$6.93	$7.69	$8.06	$7.32
Average price including hedging (per Mcf equivalent)	$9.43	$9.12	$10.36	$9.41	$6.93	$7.69	$8.06	$7.32
Lifting cost(2)	$39,021	$27,678	$20,031	$86,730 (2)	$29,527	$16,832	$18,432	$64,791	(2)
Lifting cost (per Mcf equivalent)	$1.25	$1.22	$3.23	$1.45	$1.16	$1.29	$2.70	$1.43

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—	$—	$—	$—	$191,290	$—	$191,290
Leasehold costs	116,931	2,159	175	119,265	3,377	2,755	2,850	8,982
Exploratory drilling	43,544	14,953	2,616	61,113	—	11,910	2,379	14,289
Development drilling	170,612	57,955	2,037	230,604	215,593	61,738	25,024	302,355
Other development	1,454	9,388	3,406	14,248	2,620	3,337	2,841	8,798
Total	$332,541	$84,455	$8,234	$425,230	$221,590	$271,030	$33,094	$525,714

(2) Includes production taxes of $20,648 and $13,830 for the year ended December 31, 2008 and 2007, respectively.